SILVER BAY REALTY TRUST CORP.
REPORTS THIRD QUARTER 2014 FINANCIAL RESULTS
Estimated Portfolio Value Exceeds $1.0 Billion
Generated Core Funds from Operations of $0.08 per Share

NEW YORK, November 5, 2014 - Silver Bay Realty Trust Corp. (NYSE: SBY) or “Silver Bay,” or “the Company,” today announced its financial results for the quarter ended September 30, 2014.

Highlights

▪	Successfully completed internalization of the Company's management on September 30, 2014

▪	Closed a $312.7 million securitization transaction with a blended effective interest rate of LIBOR plus 1.92%

▪	Total revenue increased 4% quarter-over-quarter to $20.0 million

▪	Net operating income increased 3% quarter-over-quarter to $10.0 million

▪	Acquired 340 properties during the third quarter of 2014

▪	Stabilized occupancy of 94% on portfolio of 5,926 single-family properties

▪	Estimated Portfolio Value of $1.0 billion as of September 30, 2014 on 6,320 single-family properties

“During the third quarter, we completed several strategic initiatives, including successfully internalizing management and completing a securitization, that we believe will increase overall shareholder value," said David N. Miller, Silver Bay’s President and Chief Executive Officer. "As we move forward as a Company, we will continue to focus on growing our portfolio, optimizing our capital structure and enhancing our operational efficiency to grow cash flow."

Recent Transactions

On September 30, 2014, the Company closed the previously announced transaction to internalize the Company’s management (the “Internalization”) after receiving the required stockholder approval for the transaction. The Internalization was completed under the terms of a contribution agreement (the “Contribution Agreement”) among Silver Bay, Pine River Domestic Management L.P., Provident Real Estate Advisors LLC, PRCM Real Estate Advisers LLC (the “Manager”), and Silver Bay Operating Partnership L.P., Silver Bay’s operating partnership (the “Operating Partnership”), pursuant to which Silver Bay acquired the Manager in exchange for 2,231,511 common units of the Operating Partnership ("OP Units"), with a fair market value of $36.2 million. Silver Bay is now internally-managed, which the Company believes should improve operating cash flows through a reduction in corporate-level expenses, while providing a more simplified corporate structure.

Financial Results

Silver Bay reported total revenue of $20.0 million for the third quarter of 2014, a 4% increase compared to total revenue of $19.2 million for the second quarter of 2014. This sequential quarter increase was primarily attributable to an increase in leased properties generating rental income during the third quarter and to a lesser extent, rental growth. Net loss attributable to common stockholders for the third quarter of 2014 was $44.9 million, or $(1.17) per common share, compared to net loss attributable to common stockholders for the second quarter of 2014 of $5.0 million, or $(0.13) per common share. Included in net loss for the third quarter of 2014 is a one-time cost to internalize the Manager of $39.2 million, primarily related to the issuance of the OP Units and to a lesser extent, certain transaction costs and assumption of certain liabilities.

The Company reported net operating income, or NOI, of $10.0 million for the third quarter of 2014, a 3% increase compared to NOI of $9.7 million for the second quarter of 2014. Funds From Operations ("FFO") for the third quarter of 2014 was $(38.3) million, or $(1.00) per share(1), compared to FFO for the second quarter of 2014 of $1.4 million, or $0.04 per share. Core Funds From Operations ("Core FFO") for the third quarter of 2014 was comparable to Core FFO for the second quarter of 2014 of $3.0 million, or $0.08 per share(1). Included in FFO for the third quarter of 2014 was $39.2 million in one-time expense related to the Internalization, which was added back for Core FFO. NOI, FFO and Core FFO are non-GAAP financial measures. A reconciliation of net loss to NOI, FFO and Core FFO is included in the financial and operating tables accompanying this press release.

(1) Per share means per weighted average common share and common units of the Operating Partnership.

Portfolio Summary and Operating Metrics

Silver Bay owned a portfolio of 6,320 single-family properties as of September 30, 2014. The following table provides a summary of Silver Bay’s portfolio and operating metrics for the third and second quarters of 2014:

PORTFOLIO AND OPERATING SUMMARY
	As of September 30, 2014	As of June 30, 2014
Estimated net asset value per share(1)	$19.97	$20.95
Book value per share	$15.57	$16.74

	As of September 30, 2014	As of June 30, 2014
Occupancy Rate
Stabilized properties	94%	95%
Aggregate portfolio	88%	90%
Average monthly rent on the aggregate portfolio	$1,183	$1,170

(1)
The Company's September 30, 2014 financial results include the Internalization transaction inclusive of the issuance of 2,231,511 OP Units. The decline in estimated net asset value per share on a sequential quarter basis was primarily due to the issuance of the OP Units and transaction costs related to the Internalization, partially offset by asset appreciation and the impact of share repurchases.

Estimated Net Asset Value

Silver Bay reported an estimated net asset value, or Estimated NAV, per share of $19.97 based on an estimated fair market value, or Estimated Portfolio Value, of the Company’s properties of $1.0 billion as of September 30, 2014. The Company’s book value per share was $15.57 as of September 30, 2014. The calculation of book value per share and Estimated NAV per share includes 2,231,511 OP Units issued in the Internalization. The decline in estimated net asset value per share on a sequential quarter basis was primarily due to the issuance of the OP Units and transaction costs related to the Internalization, partially offset by asset appreciation and the impact of share repurchases. The difference between Estimated NAV and book value per share is attributable to multiple factors, including home price appreciation in Silver Bay markets, purchasing at discounts to market prices, value created by the Company’s renovations in excess of the cost of the renovations, and the exclusion of accumulated depreciation in the calculation of Estimated Portfolio Value.

The Estimated Portfolio Value of the Company’s properties is calculated by Silver Bay’s proprietary automated valuation model, or AVM, which estimates the value of the Company’s properties on an individual basis based on comparable sales in the residential real estate market, without reference to the intended use for the properties. Estimated NAV does not ascribe any value to in-place leases or to the portfolio as a whole (as compared to the sum of the values of the individual properties), nor does it consider cash flow or other yield metrics. Estimated NAV and Estimated Portfolio Value are non-GAAP financial measures. A reconciliation of book value to Estimated NAV is included in the financial and operating tables accompanying this press release.

Operating Metrics

Silver Bay reported an occupancy rate of 94% on stabilized properties as of September 30, 2014, which decreased slightly from 95% in the prior quarter. Silver Bay reported an occupancy rate of 88% for the aggregate portfolio as of September 30, 2014, a decrease of two percentage points compared to an occupancy rate of 90% on the aggregate portfolio as of June 30, 2014. The Company acquired 340 single-family properties in the third quarter of 2014, a 39% increase compared to acquisitions of 244 in the prior quarter. The slight decrease in aggregate occupancy is attributed to the increase in the Company's acquisition pace. A summary of Silver Bay’s occupancy rates is included in the financial and operating tables accompanying this press release.

Silver Bay reported an average monthly rent for the aggregate portfolio of $1,183 for the third quarter of 2014, compared to an average monthly rent of $1,170 for the second quarter of 2014.

Dividend Declaration

The Company’s Board of Directors declared a quarterly dividend of $0.04 per share of common stock for the quarter ended September 30, 2014. The dividend was paid October 3, 2014 to common stockholders of record at the close of business on

September 22, 2014.

Financing and Liquidity

On August 12, 2014, the Company completed its previously announced securitization transaction, which involved the issuance and sale in a private offering of single-family rental pass-through certificates that represent beneficial ownership interests in a loan secured by 3,084 single-family properties sold to one of its affiliates from Silver Bay’s portfolio. In the transaction, the Company sold approximately $312.7 million of certificates with a blended effective interest rate of LIBOR plus 1.92%.

The Company used $235.2 million of the proceeds from the securitization to pay down the full balance of its revolving credit facility during the third quarter of 2014 and simultaneously reduced the size of its revolving credit facility from $350.0 million to $200.0 million.

The Company had $70.3 million in cash and cash equivalents, $20.2 million in escrow deposits and $200.0 million available under its revolving credit facility as of September 30, 2014.

Share Repurchase Plan

During the third quarter of 2014, 743,518 shares were repurchased by the Company under the share repurchase program at an average price of $16.51 per common share, including commissions.

Conference Call

Silver Bay will host a conference call on November 6, 2014 at 10:00 a.m. EST to discuss third quarter 2014 financial results and business highlights. To participate in the teleconference, please call toll-free (888) 338-9509 (or (412) 902-4187 for international callers and (855) 669-9657 for Canadian callers) approximately 10 minutes prior to the above start time. You may also listen to the teleconference live via the internet on the Company's website at www.silverbayrealtytrustcorp.com in the Investor Relations section under the Events Calendar link. For those unable to attend, a telephone playback will be available beginning at 1:00 p.m. EST on November 6, 2014 through 9:00 a.m. EST on November 24, 2014. The playback can be accessed by calling (877) 344-7529 (or (412) 317-0088 for international callers and (855) 669-9658 for Canadian callers) and providing Conference Number 10053999. The call will also be archived on the Company's website in the Investor Relations section under the Events Calendar link.

Silver Bay Realty Trust Corp.

Silver Bay Realty Trust Corp. is a Maryland corporation focused on the acquisition, renovation, leasing and management of single-family properties for rental income and long-term capital appreciation. Silver Bay owns single-family properties in Arizona, California, Florida, Georgia, Nevada, North Carolina, Ohio and Texas. Silver Bay has elected to be taxed as a REIT for U.S. federal tax purposes.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Factors that could cause actual results to differ include: adverse economic or real estate developments in Silver Bay’s markets; defaults on, early terminations of or non-renewal of leases by residents; difficulties in identifying properties to acquire and completing acquisitions; increased time and/or expense to gain possession and renovate properties; increased vacancy, resident turnover, or turnover costs; Silver Bay’s ability to control or reduce operating expenses, including repairs and maintenance expense and other costs such as real estate taxes, homeowners’ association fees, insurance and other costs outside the Company’s control; Silver Bay’s failure to successfully operate its properties; Silver Bay’s ability to obtain financing arrangements; Silver Bay’s failure to meet the conditions to draw under the credit facility; failure to successfully manage integration of the Manager into the Company; the Company’s ability to hire and retain skilled managerial, investment, financial and operational personnel; the Company’s ability to perform under the covenants of its revolving credit facility and securitization loan; general volatility of the markets in which it participates; interest rates and the market value of Silver Bay’s assets; the impact of changes in governmental regulations, tax law and rates, and similar matters.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Silver Bay does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Silver Bay’s most recent filings with the Securities and Exchange Commission. All subsequent written and oral forward looking statements concerning Silver Bay or matters attributable to Silver Bay or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Non-GAAP Financial Measures

Estimated Portfolio and Estimated Net Asset Value

The Estimated Portfolio Value reflects the value of Silver Bay’s properties calculated by the Company’s proprietary AVM, less the Company’s estimate of the remaining cost to renovate such properties, or Estimated Renovation Reserve. The AVM estimates the value of the Company’s properties on an individual basis based on prior comparable sales in the residential real estate market, without reference to the intended use for the properties. These individual property values are then aggregated and reduced by the Estimated Renovation Reserve, which accounts for the AVM assumption that renovations for all properties have been completed, to derive the Estimated Portfolio Value of the Company’s properties. The difference between the Estimated Portfolio Value and net investments in real estate as of September 30, 2014 is attributable to multiple factors, including home price appreciation in Silver Bay markets, purchasing at discounts to market prices, value created by the Company’s renovations in excess of the cost of the renovations, and the exclusion of accumulated depreciation in the calculation of Estimated Portfolio Value.

Estimated NAV is intended to be an estimate of the value of all of the Company’s assets net of liabilities. To calculate Estimated NAV, the Company starts with its historical book value, subtracts its historical net investments in real estate and adds its Estimated Portfolio Value. For purposes of calculating Estimated Portfolio Value and Estimated NAV, the Company does not deduct the estimated costs of selling the properties in the portfolio, including commissions and closing costs. Further, the Company ascribes no value to existing leases or to the portfolio as a whole (as compared to the sum of the values of the individual properties), nor does it consider cash flow or other yield metrics.

Estimated Portfolio Value and Estimated NAV are non-GAAP financial measures. Silver Bay provides the Estimated Portfolio Value and Estimated NAV as additional tools for investors seeking to value the Company. These metrics should be considered along with other available information in valuing and assessing Silver Bay, including the Company’s GAAP financial measures and other cash flow and yield metrics, and these metrics should not be viewed as a substitute for book value, net investments in real estate, equity, net income or cash flows from operations prepared in accordance with GAAP, or as a measure of the Company’s profitability or liquidity.

Net Operating Income

NOI is defined by the Company as total revenue less property operating and maintenance, real estate taxes, homeowners’ association fees and property management expenses and certain other non-cash or unrelated non-operating expenses. NOI excludes depreciation and amortization, advisory management fees, management internalization, general and administrative expenses, interest expense and other expenses. Additionally, NOI excludes the 5% property management fee because it more closely represents additional advisory management fee, non-cash share based property management stock compensation, expensed acquisition fees and costs, and certain other property management costs.

NOI should not be considered an alternative to net loss or net cash flows from operating activities, as determined in accordance with GAAP, as indications of Silver Bay’s performance or as measures of liquidity. Although the Company uses this non-

GAAP measure for comparability in assessing its performance against other REITs, not all REITs compute the same non-GAAP measure. Accordingly, there can be no assurance that the Company’s basis for computing this non-GAAP measure is comparable with that of other REITs.

Funds From Operations and Core Funds From Operations

Funds From Operations, or FFO, is a non-GAAP financial measure that the Company believes, when considered with the financial statements determined in accordance with GAAP, is helpful to investors in understanding its performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciable assets. The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as net income (loss), computed in accordance with GAAP, excluding gains or losses from sales of, and impairment losses recognized with respect to, depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated on the same basis to determine FFO.

Core Funds From Operations, or Core FFO, is a non-GAAP financial measure that the Company uses as a supplemental measure of its performance. The Company believes that Core FFO is further helpful to investors as it provides a more consistent measurement of its performance across reporting periods by removing the impact of certain items that are not comparable from period to period. The Company adjusts FFO for expensed acquisition fees and costs, certain fees and expenses related to its securitization transaction, total non-cash share based stock compensation, costs associated with the Internalization, non-cash expenses associated with the Company's commitment reduction and pay-down of the revolving credit facility and certain other costs to arrive at Core FFO.

FFO and Core FFO should not be considered alternatives to net income (loss) or net cash flows from operating activities, as determined in accordance with GAAP, as indications of the Company's performance or as measures of liquidity. These non-GAAP measures are not necessarily indicative of cash available to fund future cash needs. In addition, although the Company uses these non-GAAP measures for comparability in assessing its performance against other REITs, not all REITs compute the same non-GAAP measures. Accordingly, there can be no assurance that the Company's basis for computing these non-GAAP measures is comparable with that of other REITs. This is due in part to the differences in capitalization policies used by different companies and the significant effect these capitalization policies have on FFO and Core FFO. Real estate costs which are accounted for as capital improvements are added to the carrying value of the property and depreciated over time whereas real estate costs that are expenses are accounted for as a current period expense. This affects FFO and Core FFO because costs that are accounted for as expenses reduce FFO and Core FFO. Conversely, real estate costs associated with assets that are capitalized and then subsequently depreciated are added back to net income to calculate FFO and Core FFO.

FFO and Core FFO are calculated on a gross basis and, as such, do not reflect adjustments for the noncontrolling interests - Operating Partnership.

Additional Information

Stockholders of Silver Bay, and other interested persons, may find additional information regarding the Company at the SEC's internet site at www.sec.gov or by directing requests to: Silver Bay Realty Trust Corp., Attn: Investor Relations, 3300 Fernbook Lane North, Suite 210, Plymouth, MN 55447, telephone (952) 358-4400.

SUPPLEMENTAL FINANCIAL AND OPERATING DATA
THIRD QUARTER 2014

SILVER BAY REALTY TRUST CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

	September 30, 2014 (unaudited)	December 31, 2013
Assets
Investments in real estate:
Land	$155,743	$137,349
Building and improvements	723,050	638,955
	878,793	776,304
Accumulated depreciation	(36,653)	(18,897)
Investments in real estate, net	842,140	757,407
Assets held for sale	2,472	6,382
Cash and cash equivalents	70,314	43,717
Escrow deposits	20,167	24,461
Resident security deposits	8,125	6,848
In-place lease and deferred lease costs, net	666	749
Deferred financing costs, net	12,752	3,225
Other assets	3,793	3,289
Total assets	$960,429	$846,078
Liabilities and Equity
Liabilities:
Securitization loan, net of unamortized discount of $1,462	$310,590	$—
Revolving credit facility	—	164,825
Accounts payable and accrued property expenses	17,411	6,072
Resident prepaid rent and security deposits	9,111	8,357
Amounts due to the manager and affiliates	—	6,866
Amounts due to previous owners	—	998
Total liabilities	337,112	187,118
10% cumulative redeemable preferred stock at liquidation value, $.01 par; 50,000,000 authorized, 1,000 issued and outstanding	1,000	1,000
Equity:
Stockholders’ equity:
Common stock $.01 par; 450,000,000 shares authorized; 37,729,082 and 38,561,468, respectively shares issued and outstanding	376	385
Additional paid-in capital	677,081	689,646
Accumulated other comprehensive loss	(3)	(276)
Cumulative deficit	(89,889)	(31,795)
Total stockholders’ equity	587,565	657,960
Noncontrolling interests - Operating Partnership	34,752	—
Total equity	622,317	657,960
Total liabilities and equity	$960,429	$846,078

SILVER BAY REALTY TRUST CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (UNAUDITED)
(AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

	Three Months Ended September 30,
	2014	2013
Revenue:
Rental income	$19,361	$13,923
Other income	613	563
Total revenue	19,974	14,486
Expenses:
Property operating and maintenance	4,787	4,280
Real estate taxes	2,732	1,761
Homeowners’ association fees	334	286
Property management	2,421	3,675
Depreciation and amortization	6,427	5,683
Advisory management fee - affiliates	2,251	2,166
Management internalization	39,179	—
General and administrative	2,331	1,866
Interest expense	4,221	989
Other	161	142
Total expenses	64,844	20,848
Net loss	(44,870)	(6,362)
Net loss attributable to noncontrolling interests - Operating Partnership	—	5
Net loss attributable to controlling interests	(44,870)	(6,357)
Preferred stock distributions	(25)	(25)
Net loss attributable to common stockholders	$(44,895)	$(6,382)
Loss per share - basic and diluted:
Net loss attributable to common shares	$(1.17)	$(0.16)
Weighted average common shares outstanding	38,315,231	39,095,200
Comprehensive Loss:
Net loss	$(44,870)	$(6,362)
Other comprehensive loss:
Change in fair value of interest rate cap derivatives	15	(243)
Losses reclassified into earnings from other comprehensive loss	481	—
Other comprehensive income (loss)	$496	$(243)
Comprehensive loss	(44,374)	(6,605)
Less comprehensive loss attributable to noncontrolling interests - Operating Partnership	—	5
Comprehensive loss attributable to controlling interests	$(44,374)	$(6,600)

SILVER BAY REALTY TRUST CORP.
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN EQUITY (UNAUDITED)
(AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

	Common Stock			Accumulated Other Comprehensive Loss		Total Stockholders’ Equity	Noncontrolling Interests - Operating Partnership
	Shares	Par Value Amount	Additional Paid-In Capital		Cumulative Deficit			Total Equity
Balance at January 1, 2014	38,561,468	$385	$689,646	$(276)	$(31,795)	$657,960	$—	$657,960
Non-cash equity awards, net	66,873	—	716	—	—	716	—	716
Repurchase of common stock	(899,259)	(9)	(14,702)	—	—	(14,711)	—	(14,711)
Dividends declared	—	—	—	—	(3,889)	(3,889)	—	(3,889)
Net loss	—	—	—	—	(54,205)	(54,205)	—	(54,205)
Issuance of common Operating Partnership units in connection with management internalization	—	—	—	—	—	—	36,173	36,173
Other comprehensive loss	—	—	—	(208)	—	(208)	—	(208)
Losses reclassified into earnings from other comprehensive loss	—	—	—	481	—	481	—	481
Adjustment to noncontrolling interests - Operating Partnership	—	—	1,421	—	—	1,421	(1,421)	—
Balance at September 30, 2014	37,729,082	$376	$677,081	$(3)	$(89,889)	$587,565	$34,752	$622,317

SILVER BAY REALTY TRUST CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(AMOUNTS IN THOUSANDS)

	Nine Months Ended September 30,
	2014	2013
Cash Flows From Operating Activities:
Net loss	$(54,205)	$(19,490)
Adjustments to reconcile net loss to net cash provided (used) by operating activities:
Depreciation and amortization	18,800	14,061
Non-cash management internalization	36,173	—
Non-cash stock compensation	716	746
Losses reclassified into earnings from other comprehensive loss	481	—
Amortization and write-off of deferred financing costs	2,673	480
Amortization of discount on securitization loan	41	—
Other	1,065	880
Net change in assets and liabilities:
Decrease (increase) in escrow cash for operating activities and debt reserves	5,962	(13,927)
Increase in deferred lease fees and other assets	(1,453)	(924)
Increase in accounts payable, accrued property expenses, and prepaid rent	6,435	3,461
(Decrease) increase in related party payables, net	(7,611)	855
Net cash provided (used) by operating activities	9,077	(13,858)
Cash Flows From Investing Activities:
Purchase of investments in real estate	(79,590)	(257,116)
Capital improvements of investments in real estate	(24,217)	(84,671)
(Increase) decrease in escrow cash for investing activities	(1,587)	10,975
Proceeds from sale of real estate	5,406	4,195
Cash acquired in management internalization	2,067	—
Other	(218)	(252)
Net cash used by investing activities	(98,139)	(326,869)
Cash Flows From Financing Activities:
Proceeds from securitization loan	311,164	—
Payments on securitization loan	(615)	—
Proceeds from revolving credit facility	70,683	144,734
Paydown of revolving credit facility	(235,508)	—
Deferred financing costs paid	(12,201)	(3,965)
Purchase of interest rate cap agreements	(393)	(533)
Repurchase of common stock	(14,711)	(7,790)
Dividends paid	(2,760)	(843)
Proceeds from issuance of common stock, net of offering costs	—	34,513
Net cash provided by financing activities	115,659	166,116
Net change in cash	26,597	(174,611)
Cash and cash equivalents at beginning of period	43,717	228,139
Cash and cash equivalents at end of period	$70,314	$53,528

Supplemental disclosure of cash flow information:
Cash paid for interest	$6,475	$1,336
Board of directors stock compensation	$—	$125
Decrease in fair value of interest rate cap agreements	$208	$—
Noncash investing and financing activities:
Common stock and unit dividends declared, but not paid	$1,514	$387
Advisory management fee - additional basis	$—	$1,071
Change in contingent consideration	$—	$222
Capital improvements in accounts payable	$2,352	$2,796
Management internalization transaction:
Issuance of units to noncontrolling interests	$36,173	$—
Cash acquired in management internalization	$2,067	$—
Other net assets and liabilities acquired in management internalization	$(2,067)	$—

SILVER BAY REALTY TRUST CORP.
PORTFOLIO SUMMARY OF SINGLE-FAMILY PROPERTIES
AS OF SEPTEMBER 30, 2014

Market	Number of Properties(1)	Aggregate Cost Basis (thousands)(2)	Average Cost Basis per Property (thousands)	Average Age (in years)(3)	Average Square Footage
Phoenix	1,424	$200,812	$141	25.2	1,636
Atlanta	1,087	135,599	125	17.7	1,990
Tampa	926	132,655	143	24.4	1,656
Dallas	386	50,029	130	21.7	1,651
Northern CA(4)	384	72,404	189	45.4	1,401
Jacksonville	324	41,056	127	26.7	1,528
Southeast FL(5)	296	56,791	192	40.8	1,565
Las Vegas	291	41,308	142	17.7	1,717
Orlando	290	42,480	146	26.1	1,589
Columbus	284	32,587	115	36.6	1,414
Tucson	209	17,295	83	41.0	1,330
Southern CA(6)	156	23,652	152	44.0	1,346
Charlotte	145	18,794	130	12.7	1,938
Houston	118	13,331	113	29.9	1,659
Totals	6,320	$878,793	$139	26.6	1,659

(1)
Total properties exclude properties held for sale or sold by the Company’s taxable REIT subsidiary and any properties acquired in previous periods in sales that have been subsequently rescinded or vacated.

(2)
Aggregate cost includes all capitalized costs, determined in accordance with U.S. generally accepted accounting principles, incurred through September 30, 2014 for the acquisition, stabilization, and significant post-stabilization renovation of properties, including land, building, possession costs and renovation costs. Aggregate cost includes $6.6 million in capital improvements, incurred from the Company's formation through September 30, 2014, to properties that had been previously renovated, but does not include accumulated depreciation.

(3)
As of September 30, 2014, approximately 14% of the properties in the aggregate portfolio were less than 10 years old, 29% were between 10 and 20 years old, 18% were between 20 and 30 years old, 18% were between 30 and 40 years old, 9% were between 40 and 50 years old and 12% were more than 50 years old. Average age is an annual calculation.

(4)	Northern California market currently consists of Contra Costa, Napa and Solano counties.

(5)	Southeast Florida market currently consists of Miami-Dade, Broward and Palm Beach counties.

(6)	Southern California market currently consists of Riverside and San Bernardino counties.

SILVER BAY REALTY TRUST CORP.
PORTFOLIO SUMMARY OF LEASING STATUS OF PROPERTIES
AS OF SEPTEMBER 30, 2014

Market	Number of Properties	Number of Stabilized Properties(1)	Properties Leased	Properties Vacant	Aggregate Portfolio Occupancy Rate	Stabilized Occupancy Rate	Average Monthly Rent(2)
Phoenix	1,424	1,424	1,347	77	94.6%	94.6%	$1,050
Atlanta	1,087	1,035	955	132	87.9%	92.3%	1,165
Tampa	926	926	854	72	92.2%	92.2%	1,262
Dallas	386	314	296	90	76.7%	94.3%	1,271
Northern CA	384	384	368	16	95.8%	95.8%	1,505
Jacksonville	324	202	189	135	58.3%	93.6%	1,106
Southeast FL	296	216	205	91	69.3%	94.9%	1,693
Las Vegas	291	290	283	8	97.3%	97.6%	1,161
Orlando	290	248	244	46	84.1%	98.4%	1,238
Columbus	284	283	271	13	95.4%	95.8%	1,030
Tucson	209	209	200	9	95.7%	95.7%	838
Southern CA	156	155	143	13	91.7%	92.3%	1,165
Charlotte	145	137	116	29	80.0%	84.7%	1,190
Houston	118	103	95	23	80.5%	92.2%	1,188
Totals	6,320	5,926	5,566	754	88.1%	93.9%	$1,183

(1)
The Company considers a property stabilized at the earlier of (a) its first authorized occupancy or (b) 90 days after the renovations for such property are complete regardless of whether the property is leased. Properties acquired with in-place leases are considered stabilized even though such properties may require future renovation to meet the Company's standards and may have existing residents who would not otherwise meet the Company's resident screening requirements.

(2)
Average monthly rent for leased properties was calculated as the average of the contracted monthly rent for all leased properties as of September 30, 2014 and reflects rent concessions amortized over the life of the related lease.

SILVER BAY REALTY TRUST CORP.
DEFINITIONS AND RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

Estimated Portfolio and Estimated Net Asset Value

Estimated Portfolio Value and Estimated NAV are non-GAAP financial measures. Silver Bay provides the Estimated Portfolio Value and Estimated NAV and believes such metrics are useful as additional tools for investors seeking to value the Company. These metrics should be considered along with other available information in valuing and assessing Silver Bay, including the Company’s GAAP financial measures or other cash flow or yield metrics and should not be viewed as a substitute for book value, net investments in real estate, equity, net income or cash flows from operations prepared in accordance with GAAP, or as a measure of the Company’s profitability or liquidity.

A description of the Company’s AVM along with certain assumptions and limitations related to its AVM and its calculations of Estimated Portfolio Value and Estimated NAV can be found on the Company’s website at www.silverbayrealtytrustcorp.com in the Investor Relations section under the non-GAAP Reconciliations link.

The following is a reconciliation of the Company’s investments in real estate to Estimated Portfolio Value and book value to Estimated NAV:

(amounts in thousands except share data)	September 30, 2014
	Amount	Per Share(1)
Investments in real estate, gross	$878,793	$21.99
Accumulated depreciation	(36,653)	(0.92)
Investments in real estate, net	842,140	21.07
Add: Increase in estimated fair market value of investments in real estate(2)	181,506	4.54
Less: Estimated Renovation Reserve(3)	(5,845)	(0.14)
Estimated Portfolio Value	$1,017,801	$25.47

Book value(4)	$622,317	$15.57
Less: Investments in real estate, net	(842,140)	(21.07)
Add: Estimated Portfolio Value	1,017,801	25.47
Estimated Net Asset Value	$797,978	$19.97

(1)	Per share amounts are based upon common shares outstanding of 37,729,082 plus 2,231,511 common units for a total of 39,960,593 fully diluted shares outstanding as of September 30, 2014.

(2)	Difference between AVM derived value of the Company’s portfolio of properties of $1.02 billion which assumes all properties are fully renovated, and net investments in real estate.

(3)	Estimated renovation reserve is calculated on properties in the portfolio that are not currently stabilized and for which the initial renovation has not been completed.

(4)	Book value as defined by U.S. generally accepted accounting principles represents total assets less total liabilities and less preferred stock in mezzanine or total equity.

Net Operating Income

Net operating income, or NOI, is a non-GAAP financial measure defined by the Company as total revenue less property operating and maintenance, real estate taxes, homeowners’ association fees, property management expenses, and certain other non-cash or unrelated non-operating expenses. NOI excludes depreciation and amortization, advisory management fees, management internalization, general and administrative expenses, interest expense, and other expenses. Additionally, NOI excludes the 5% property management fee because it more closely represents additional advisory management fee, management internalization, non-cash share based property management stock compensation, expensed acquisition fees and costs, and certain other property management costs.

The Company considers NOI to be a meaningful financial measure, when considered with the financial statements determined in accordance with U.S. GAAP. The Company believes NOI is helpful to investors in understanding the core performance of the real estate operations of the Company.

The following is a reconciliation of the Company’s NOI to net loss as determined in accordance with GAAP (amounts in thousands):

	Three Months Ended September 30, 2014	Three Months Ended June 30, 2014
Net loss	$(44,870)	$(4,970)
Depreciation and amortization	6,427	6,228
Advisory management fee - affiliates	2,251	2,169
Management internalization	39,179	—
General and administrative	2,331	3,417
Interest expense	4,221	2,642
Other	161	(49)
Property operating and maintenance add back:
Market ready costs prior to initial lease	76	55
Property management add backs:
5% property management fee	97	80
System implementation costs	15	—
Other	85	86
Total property management add backs	197	166
Net operating income	$9,973	$9,658
Net operating income as a percentage of total revenue	49.9%	50.4%

Funds From Operations and Core Funds From Operations

Funds From Operations, or FFO, is a non-GAAP financial measure that the Company believes, when considered with the financial statements determined in accordance with GAAP, is helpful to investors in understanding its performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciable assets. The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as net income (loss), computed in accordance with GAAP, excluding gains or losses from sales of, and impairment losses recognized with respect to, depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated on the same basis to determine FFO.

Core Funds From Operations, or Core FFO, is a non-GAAP financial measure that the Company uses as a supplemental measure of its performance. The Company believes that Core FFO is further helpful to investors as it provides a more consistent measurement of its performance across reporting periods by removing the impact of certain items that are not comparable from period to period. The Company adjusts FFO for expensed acquisition fees and costs, certain fees and expenses related to its securitization transaction, total non-cash share based stock compensation, costs associated with the Internalization, non-cash expenses associated with the Company's commitment reduction and pay-down of the revolving credit facility, and certain other costs to arrive at Core FFO.

FFO and Core FFO should not be considered alternatives to net income (loss) or net cash flows from operating activities, as determined in accordance with GAAP, as indications of the Company's performance or as measures of liquidity. These non-GAAP measures are not necessarily indicative of cash available to fund future cash needs. In addition, although the Company uses these non-GAAP measures for comparability in assessing its performance against other REITs, not all REITs compute the same non-GAAP measures. Accordingly, there can be no assurance that the Company's basis for computing these non-GAAP measures is comparable with that of other REITs. This is due in part to the differences in capitalization policies used by different companies and the significant effect these capitalization policies have on FFO and Core FFO. Real estate costs which are accounted for as capital improvements are added to the carrying value of the property and depreciated over time whereas real estate costs that are expenses are accounted for as a current period expense. This affects FFO and Core FFO because costs that are accounted for as expenses reduce FFO and Core FFO. Conversely, real estate costs associated with assets that are capitalized and then subsequently depreciated are added back to net income to calculate FFO and Core FFO.

FFO and Core FFO are calculated on a gross basis and, as such, do not reflect adjustments for the noncontrolling interests - Operating Partnership.

The following table sets forth a reconciliation of the Company’s net loss as determined in accordance with GAAP and its calculations of FFO and Core FFO for the three months ended September 30, 2014 and June 30, 2014. Also presented is information regarding the weighted-average number of shares of the Company's common stock and common units of the Operating Partnership outstanding used for the computation of FFO and Core FFO per share (amounts in thousands, except share and per-share amounts):

	Three Months Ended September 30, 2014	Three Months Ended June 30, 2014
Net loss(1)	$(44,870)	$(4,970)
Depreciation and amortization	6,427	6,228
Other	113	152
Funds from operations	(38,330)	1,410

Adjustments:
Acquisition fees and costs expensed and other(2)	$—	$775
Securitization fees and costs expensed(3)	217	474
Non-cash stock compensation	259	259
Market ready costs prior to initial lease	76	55
System implementation costs	15	—
Management internalization(1)	39,179	—
Write-off of deferred financing fees	1,058	—
Ineffectiveness of interest rate cap agreements	480	—
Amortization of discount on securitization loan	41	—
Core funds from operations	$2,995	$2,973

FFO	$(38,330)	$1,410
Preferred stock distributions	(25)	(25)
FFO available to common shares and units	$(38,355)	$1,385

Core FFO	$2,995	$2,973
Preferred stock distributions	(25)	(25)
Core FFO available to common shares and units	$2,970	$2,948

Weighted average common shares and units outstanding(4)	38,339,487	38,465,803
FFO per share	$(1.00)	$0.04
Core FFO per share	$0.08	$0.08

(1)
Includes cost to internalize the Manager of $39.2 million, primarily related to issuance of the common units of the Operating Partnership and to a lesser extent, certain transaction costs and assumption of certain liabilities during the three months ended September 30, 2014.

(2)	Includes a one-time expense of $775 in the three months ended June 30, 2014 to acquire the Company's third-party property manager in the Company's Tampa market.

(3)	Represents non-capitalizable costs related to the Company's securitization transaction for personnel and other matters.

(4)	Represents the weighted average of common shares and common units in the Operating Partnership outstanding for the periods presented.